UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2017

MetaStat, Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)

000-52735 (Commission File Number)	20-8753132 (IRS Employer Identification No.)

27 Drydock Ave., 2nd Floor
Boston, Massachusetts 02210
(Address of principal executive offices and zip code)

(617) 531-6500
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 17, 2017, MetaStat, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with Dolphin Offshore Partners, L.P. (“Dolphin”), pursuant to which the Company issued to Dolphin a new convertible promissory note in the principal amount of $1,000,000 (the “Convertible Note”) in exchange (the “Debt Exchange”) for the cancellation of (i) $600,000 principal amount plus all accrued and unpaid interest thereon of the outstanding promissory note originally issued to Dolphin on July 31, 2015, with a maturity date of December 31, 2016, and (ii) $290,400 principal amount of the outstanding original issue discount promissory note originally issued to Dolphin on February 12, 2016, with a maturity date of February 12, 2017.

The new Convertible Note matures on September 30, 2017, accrues interest at a rate of ten percent (10%) per annum commencing as of January 1, 2017, and may be prepaid upon 10 days advanced written notice by the Company at any time prior to the maturity date without penalty or premium.  The holder has the right to convert the outstanding principal balance of the Convertible Note plus all accrued and unpaid interest thereon into shares of the Company’s common stock at a conversion price per share of $2.00.

The Convertible Note contains the following event of default provisions (each, an “Event of Default”):

·
the Company shall fail to make the payment of any principal amount outstanding on the date such payment shall become due and payable hereunder; or

·
any material breach by the Company of any representations or warranties made by the Company in the Purchase Agreement, failure to make any required filings with the United States Securities and Exchange Commission;

·
the holder of any indebtedness of the Company shall accelerate any payment of any amount on any such indebtedness, the aggregate principal amount of which indebtedness is in excess of $500,000, and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within fifteen (15) business days of such acceleration;

·
a judgment for the payment of money shall be rendered against the Company for an amount in excess of $500,000 in the aggregate for all such judgments that shall remain unpaid for a period of sixty (60) consecutive days;

·
the Company files any petition or action for relief under any bankruptcy or makes any assignment for the benefit of creditors or an involuntary petition is filed against the Company under any bankruptcy statute now or hereafter in effect, and such petition is not dismissed or discharged within 45 days; or

·
a proceeding or case shall be commenced in respect of the Company without its application or consent, in any court of competent jurisdiction, seeking (i) its liquidation, dissolution or winding up, (ii) the appointment of a trustee or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) consecutive days.

Each of the Events of Default shall be subject to a cure period of ten (10) business days following the date of such Event of Default. In consideration for the Debt Exchange, the Company issued a five-year common stock purchase warrant (the “Warrant”) to purchase 100,000 shares of common stock at an exercise price of $3.00 per share.

The foregoing description of the Debt Exchange and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Exchange Agreement filed as Exhibit 10.1 hereto; (ii) form of Convertible Note filed as Exhibit 4.1 hereto and (iii) form of Warrant filed as Exhibit 4.2 hereto.

Item 2.03.  Creation of a Direct Financial Obligation.

The disclosure set forth under Item 1.01 above is hereby incorporated in its entirety under this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, the issuance of securities pursuant to the Debt Exchange was exempt from registration pursuant to Section 3(a)(9) and/or Section 4(2) of, and Regulation D promulgated under, the Securities Act of 1933, as amended.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1	Form of Convertible Note.

4.2	Form of Warrant.

10.1	Form of Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC. By: /s/ Douglas A. Hamilton Name: Douglas A. Hamilton Title: President and CEO
Dated: January 23, 2017